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                                                                     EXHIBIT 8.1

                            [Hogan & Hartson L.L.P.]






                                 March 29, 2001


Board of Directors
Charles E. Smith Residential Realty, Inc.
2345 Crystal Drive
Crystal City
Arlington, VA  22202

Ladies and Gentlemen:

         We have acted as counsel to Charles E. Smith Residential Realty, Inc., a Maryland corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") and the prospectus included therein (the "Prospectus") filed by the Company with the Securities and Exchange Commission relating to the possible offer and sale of up to 355,369 shares of the Company's common stock, par value $.01 per share (the "Shares"), by certain shareholders of the Company (the "Selling Stockholders") to be offered for sale by the Selling Stockholders if and to the extent that they elect to sell their Shares. In connection with the Registration Statement, we have been asked to provide you with our opinion on certain federal income tax matters. Capitalized terms used in this letter and not otherwise defined herein have the meanings set forth in the Registration Statement.


BASES FOR OPINIONS

         The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, existing administrative rulings and practices of the Internal Revenue Service (the "IRS") (including the private letter ruling issued by the IRS to the Company on June 8, 1994, as supplemented by the ruling letter dated June 16, 1995, and the private letter ruling issued by the IRS to the Company on August 27, 1997), and legislative history, all as of the date hereof. These provisions and interpretations are subject to changes, which may or may not be retroactive in effect, that might result in material modifications of our opinions.

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Charles E. Smith Residential Realty, Inc.
March 29, 2001
Page 2

         In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including the following:
(1) the Registration Statement; (2) the First Amended and Restated Agreement of Limited Partnership of Charles E. Smith Residential Realty L.P. (the "Operating Partnership"), as amended as of January 31, 1995, as certified by the Secretary of the Company on the date hereof as being a true, correct and complete copy and as being in full force and effect; (3) the Amended and Restated Articles of Incorporation of the Company dated as of June 27, 1994, as certified by the Department of Assessments and Taxation of the State of Maryland on March 13, 2001, and by the Secretary of the Company on the date hereof as being a true, correct and complete copy and as being in full force and effect; (4) the agreements of limited partnership of the partnership subsidiaries of the Operating Partnership; (5) the articles of organization and stock ownership records of those operating companies in which the Company owns substantially all of the economic interests that provide property services to the properties owned by the Operating Partnership and to other multifamily, retail, and office properties (collectively, the "Property Service Businesses"); (6) the articles of incorporation of the wholly-owned subsidiaries of the Company that serve as the general partners of the various subsidiary financing partnerships (the "REIT Subs"); (7) the opinion rendered by Latham & Watkins relating to certain federal income tax matters in connection with the Company's investment in Broadband Residential, Inc. and (8) other necessary documents. The opinions set forth in this letter also are premised on certain written representations of the Company contained in a letter to us dated as of the date hereof (the "Management Representation Letter"). Any variation or difference in the facts from those set forth in the documents that we have reviewed and upon which we have relied (including, in particular, those set forth in the Management Representation Letter) may adversely affect the conclusions stated herein.

         We have made such factual and legal inquiries, including examination of the documents set forth above, as we have deemed necessary or appropriate for purposes of our opinion. For purposes of rendering our opinion, however, we have not made an independent investigation or audit of the facts set forth in the above referenced documents, including the Management Representation Letter. We consequently have relied upon representations in the Management Representation Letter that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. We are not aware, however, of any material facts or circumstances inconsistent with the representations we have relied upon as described herein or other assumptions set forth herein.

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Charles E. Smith Residential Realty, Inc.
March 29, 2001
Page 3

         Moreover, we have assumed that (i) the Company, the Operating Partnership, each of the REIT Subs, each of the partnership subsidiaries, and each of the Property Services Businesses have been and will continue to be operated in the manner described in the relevant partnership agreement, articles (or certificate) of incorporation, or other organizational documents; and (ii) the Company is a validly organized and duly incorporated corporation under the laws of the State of Maryland, each of the Property Services Businesses and each of the REIT Subs are validly organized and duly incorporated corporations under the laws of the State of Delaware or the Commonwealth of Virginia (as applicable), and the Operating Partnership and each of the subsidiary partners are duly organized and validly existing partnerships under the applicable laws of the State of Delaware.

         In our review, we have assumed that all of the representations and statements set forth in the documents that we reviewed (including the Management Representation Letter) are true and correct, any representation or statement made as a belief made to the knowledge of or made regarding the expectations of the Company or similarly qualified is correct and accurate and will continue to be correct and accurate without such qualification and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Articles of Incorporation of the Company, have been and will continue to be performed or satisfied in accordance with their terms. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

OPINIONS

         Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion as follows:


         1. The Company was organized and has operated in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code, and the Company's proposed method of operation, as described in the Management Representation Letter and the Prospectus, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.


         2. The discussion in the Prospectus under the heading "Federal Income Tax Considerations," to the extent that it purports to describe provisions of the Code, is correct in all material respects.


         Our opinion letter is limited to the opinions described above. We assume no obligation to advise you of any changes in our opinions subsequent to the delivery of

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Charles E. Smith Residential Realty, Inc.
March 29, 2001
Page 4

this opinion letter. The Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. Hogan & Hartson L.L.P. has relied upon representations of the Company with respect to these matters and will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations, the sources of its income, the nature of its assets, the level of its distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

         An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issue would not hold contrary to such opinion. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinion expressed herein. Nevertheless, we undertake no responsibility to advise you of any such changes.

         We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the use of the name of the firm therein. In giving the consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.




                                                Very truly yours,


                                                /s/ HOGAN & HARTSON L.L.P.
                                                Hogan & Hartson L.L.P.